SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

Not Applicable	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

420 Montgomery Street
San Francisco, CA	94163
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section
MAC N9305-172
Sixth and Marquette, 17th Floor
Minneapolis, MN 55479
(agent for services)

DOLE FOOD COMPANY, INC.

(Exact name of obligor as specified in its charter)

DELAWARE	99-0035300
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ONE DOLE DRIVE WESTLAKE VILLAGE, CALIFORNIA	91362 (Zip code)
(Address of principal executive offices)

7.25% Senior Notes due 2011
(Title of the indenture securities)

Item 1. General Information.
Item 2. Affiliations with Obligor.
Item 15. Foreign Trustee.
Item 16. List of Exhibits.
SIGNATURE
EXHIBIT 1.1
EXHIBIT 4.10
EXHIBIT 5.1
EXHIBIT 12.1
EXHIBIT 23.1
EXHIBIT 25.1
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4
EXHIBIT 99.5

Item 1. General Information.	Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Treasury Department Washington, D.C. 20230

Federal Deposit Insurance Corporation Washington, D.C. 20429

Federal Reserve Bank of San Francisco San Francisco, CA 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor.	If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.	Not applicable.

Item 16. List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility. Wells Fargo Bank incorporates by reference into this Form T-1 exhibits attached hereto.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect. *

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 28, 2001. *

Exhibit 3.	A copy of the authorization of the trustee to exercise corporate trust powers. A copy of the Comptroller of the Currency Certificate of Corporate Existence (with Fiduciary Powers) for Wells Fargo Bank, National Association, dated November 28, 2001. *

Exhibit 4.	Copy of By-laws of the trustee as now in effect. *

Exhibit 5.	Not applicable.

Exhibit 6.	The consents of United States institutional trustees required by Section 321(b) of the Act.

Exhibit 7.	Attached is a copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to exhibit number 25 filed with registration statement number 333-87398.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles and State of California on the 23rd day of June, 2003.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Jeanie Mar

Name:	Jeanie Mar
Title:	Vice President

Exhibit 6

June 23, 2003

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Jeanie Mar

Jeanie Mar
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 420 Montgomery Street, San Francisco, CA 94163
And Foreign and Domestic Subsidiaries,
at the close of business March 31, 2003, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts
In Millions

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$8,008
Interest-bearing balances	1,370
Securities:
Held-to-maturity securities	0
Available-for-sale securities	5,189
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	78
Securities purchased under agreements to resell	56
Loans and lease financing receivables:
Loans and leases held for sale	41,208
Loans and leases, net of unearned income	113,872
LESS: Allowance for loan and lease losses	1,334
Loans and leases, net of unearned income and allowance	112,538
Trading Assets	6,069
Premises and fixed assets (including capitalized leases)	1,594
Other real estate owned	69
Investments in unconsolidated subsidiaries and associated companies	255
Customers’ liability to this bank on acceptances outstanding	29
Intangible assets
Goodwill	5,379
Other intangible assets	4,694
Other assets	10,219

Total assets	$196,755

LIABILITIES
Deposits:
In domestic offices	$105,713
Noninterest-bearing	29,176
Interest-bearing	76,537
In foreign offices, Edge and Agreement subsidiaries, and IBFs	17,156
Noninterest-bearing	3
Interest-bearing	17,153
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	25,772
Securities sold under agreements to repurchase	385

Dollar Amounts
In Millions

Trading liabilities	5,473
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	10,268
Bank’s liability on acceptances executed and outstanding	29
Subordinated notes and debentures	5,684
Other liabilities	7,658

Total liabilities	$178,138
Minority interest in consolidated subsidiaries	36
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	13,285
Retained earnings	4,638
Accumulated other comprehensive income	138
Other equity capital components	0

Total equity capital	18,581

Total liabilities, minority interest, and equity capital	$196,755

I, James E. Hanson, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

James E. Hanson
Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Carrie L. Tolstedt
Howard Atkins	Directors
Clyde W. Ostler